Exhibit 23.1

Consent of UHY LLP, Independent Registered Public Accounting Firm

The Board of Directors

TranSwitch Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-114238, 333-69005, 333-105332, 333-109102, 333-109571 and 333-131772) on Form S-3 and (Nos. 333-75800, 333-70344, 333-44032, 333-83187, 33-94234, 333-89798, 333-131773 and 333-126129) on Form S-8 of TranSwitch Corporation and subsidiaries of our report dated March 5, 2007, relating to the consolidated balance sheets of TranSwitch Corporation and subsidiaries as of December 31, 2006 and December 31, 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the years then ended, and the related financial statement schedule for 2006 and 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which report appears in the December 31, 2006 annual report on Form 10-K of TranSwitch Corporation and subsidiaries.

/s/ UHY LLP

New Haven, Connecticut

March 5, 2007